                                                                  EXECUTION COPY
                                                                  --------------

                                                                    EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT

                                 by and among

                                  OPTIKA INC.

                      THOMAS WEISEL CAPITAL PARTNERS L.P.

                                      and

                The Parties Listed On The Signature Page Hereto


                                     As of

                               February 9, 2000

                               Table of Contents

                                                                           Page
ARTICLE I   ISSUANCE AND SALE OF PREFERRED STOCK AND WARRANTS..............   2
            1.1.  Issuance, Purchase and Sale..............................   2
            1.2.  The Closing; Deliveries..................................   2
            1.3.  Capitalized Terms........................................   2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   3
            2.1.  Organization; Subsidiaries...............................   3
            2.2.  Due Authorization........................................   4
            2.3.  Capitalization...........................................   5
            2.4.  SEC Reports..............................................   7
            2.5.  Financial Statements.....................................   7
            2.6.  Absence of Certain Changes...............................   7
            2.7.  Litigation...............................................   8
            2.8.  Title to Properties; Insurance...........................   8
            2.9.  Consents; No Violations..................................  10
            2.10. Holding Company Act and Investment Company Act...........  10
            2.11. Taxes....................................................  10
            2.12. Employee Benefit Plans...................................  11
            2.13. Intellectual Property....................................  14
            2.14. Compliance with Laws.....................................  17
            2.15. Commitments..............................................  18
            2.16. Brokers or Finders.......................................  19
            2.17. Related Party Transactions...............................  19
            2.18. Section 203 of the DGCL; Takeover Statute................  20
            2.19. Proprietary Information of Third Parties.................  20
            2.20. Disclosure...............................................  21
            2.21. Year 2000................................................  21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...............  22
            3.1.  Acquisition for Investment...............................  22
            3.2.  Restricted Securities....................................  22
            3.3.  No Brokers or Finders....................................  22
            3.4.  Accredited Investor......................................  22
            3.5.  Organization.............................................  23
            3.6.  Due Authorization........................................  23

             3.7.  Consents; No Violations.................................  23
             3.8.  Availability of Funds...................................  24
             3.9.  Trading Price...........................................  24

ARTICLE IV   COVENANTS.....................................................  24
             4.1.  Conduct of Business by the Company Pending the Closing..  24
             4.2.  No Solicitation.........................................  26
             4.3.  Press Releases; Interim Public Filings..................  27
             4.4.  Consents; Approvals.....................................  27
             4.5.  Listing.................................................  28
             4.6.  Board Representation; VCOC..............................  28
             4.7.  Committees..............................................  30
             4.8.  Certificate of Designation..............................  30
             4.9.  Cooperation.............................................  31
             4.10. Covenants to Provide Information........................  31
             4.11. Reserve Shares..........................................  32
             4.12. Notice of Breach........................................  32
             4.13. Transfer Taxes..........................................  32
             4.14. Indemnification.........................................  33
             4.15. Use of Proceeds.........................................  33
             4.16. Registration Rights Agreement...........................  33
             4.17. Future Issuances........................................  33

ARTICLE V    CONDITIONS....................................................  34
             5.1.  Conditions to Obligations of the Purchasers and the
                   Company.................................................  34
             5.2.  Conditions to Obligations of the Purchasers.............  34
             5.3.  Conditions to Obligations of the Company................  35

ARTICLE VI   TERMINATION...................................................  36
             6.1.  Termination.............................................  36
             6.2.  Effect of Termination...................................  37

ARTICLE VII  SURVIVAL; CERTAIN REMEDIES....................................  37
             7.1.  Survival................................................  37
             7.2.  Indemnification.........................................  38

ARTICLE VIII MISCELLANEOUS.................................................  39
             8.1.  Defined Terms; Interpretations..........................  39
             8.2.  Fees and Expenses.......................................  46
             8.3.  Public Announcements....................................  46
             8.4.  Restrictive Legends.....................................  46

     8.5.  Further Assurances..........................................  47
     8.6.  Successors and Assigns......................................  47
     8.7.  Entire Agreement............................................  47
     8.8.  Notices.....................................................  48
     8.9.  Amendments..................................................  49
     8.10. Counterparts................................................  49
     8.11. Headings....................................................  50
     8.12. Nouns and Pronouns..........................................  50
     8.13. Governing Law...............................................  50
     8.14. Submission to Jurisdiction..................................  50
     8.15. Waiver of Jury Trial........................................  50
     8.16. Severability................................................  51

Exhibit 1.2(b)      Form of Warrant Agreement

Exhibit 2.2         Form of Certificate of Designation

Exhibit 5.1(iii)    Consents

Exhibit 5.2(iv)     Form of Management Stockholders Agreement

Exhibit 5.2(v)      Form of Registration Rights Agreement

Exhibit 5.2(viii)   Form of Opinion of The E*Law Group

                            INDEX OF DEFINED TERMS

                                                                     SECTION
Affiliate.........................................................          8.1
Agreement.........................................................     preamble
Board.............................................................          8.1
Board of Directors................................................          8.1
Certificate of Designation........................................          2.2
Claim Notice......................................................       7.2(c)
Closing...........................................................       1.2(a)
Closing Date......................................................       1.2(a)
Code..............................................................          8.1
Commitments.......................................................         2.15
Common Stock......................................................     recitals
Company...........................................................     preamble
Company Intellectual Property.....................................          8.1
Compensation and Benefit Plans....................................          8.1
Consents..........................................................          4.4
DGCL..............................................................          8.1
Encumbrances......................................................       2.1(b)
Environmental Claim...............................................           38
Environmental Laws................................................          8.1
Environmental Permits.............................................           17
ERISA.............................................................          8.1
ERISA Affiliate...................................................          8.1
Exchange Act......................................................          8.1
Existing Rights Agreement.........................................         4.16
GAAP..............................................................          2.5
Governmental Entity...............................................          8.1
Hazardous Materials...............................................           39
HSR Act...........................................................          8.1
Intellectual Property.............................................          8.1
IRS...............................................................          8.1
Knowledge.........................................................          8.1
Latest Balance Sheet..............................................          2.5
Laws..............................................................          8.1
Leased Real Property..............................................          8.1
Licenses..........................................................      2.14(a)
Litigation........................................................       2.7(a)
Losses............................................................          8.1

M&A Transaction...................................................          4.2
Material Adverse Effect...........................................          8.1
Multi-Employer Plan...............................................      2.12(c)
NASDAQ............................................................          8.1
Non-Listed Commitments............................................         2.15
Non-Voting Observer...............................................       4.6(d)
Options...........................................................          2.3
Owned Real Property...............................................          8.1
Ownership Threshold...............................................       4.6(b)
PCBs..............................................................           39
Permitted Encumbrances............................................          8.1
Person............................................................          8.1
Preferred Stock...................................................     recitals
Purchase Price....................................................          1.1
Purchaser.........................................................     preamble
Purchaser Indemnified Person......................................       7.2(a)
Purchasers........................................................     preamble
Purchasers' Deductible............................................       7.2(a)
Purchasers' Designee..............................................       4.6(b)
Purchasers' Designee Notice.......................................       4.6(c)
Purchasers' Expenses..............................................          8.2
Quarterly Financials..............................................      4.10(a)
Registration Rights Agreement.....................................    5.2(a)(v)
Related Parties...................................................          8.1
Release...........................................................          8.1
Return............................................................          8.1
SEC...............................................................          8.1
SEC Reports.......................................................          2.4
Securities Act....................................................          8.1
Shareholders Agreements...........................................   5.2(a)(iv)
Significant Shareholders..........................................          8.1
Subsidiaries......................................................       2.1(b)
Subsidiary........................................................       2.1(b)
Tax...............................................................          8.1
Taxes.............................................................          8.1
Terminating Breach................................................       6.1(d)
Third Party.......................................................          8.1
Transaction Documents.............................................          8.1
TWCP..............................................................     preamble
Warrant Agreement.................................................       1.2(b)
Warrants..........................................................     recitals

                         SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT, dated as of February 9, 2000 (this "Agreement"), by and among OPTIKA INC., a Delaware corporation (the "Company"),
 ---------                                                           -------
Thomas Weisel Capital Partners, L.P., a Delaware limited partnership ("TWCP")
                                                                       ----
and the entities listed on the signature pages hereto under the caption "Purchasers" (TWCP and each such entity, a "Purchaser" and collectively with
                                            ---------
TWCP, the "Purchasers").
           ----------

                             W I T N E S S E T H:

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, (i) an aggregate of 731,851 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred
                                                                ---------
Stock") of the Company, the terms of which are set forth in the Certificate of
-----
Designation in the form of Exhibit 2.2 hereto and (ii) warrants (the "Warrants")
                                                                      --------
to purchase an aggregate of 307,298 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), the terms of which are set forth in
                             ------------
the Warrant Agreement attached in the form of Exhibit 1.2(b);

          WHEREAS, the Purchasers and the Company desire to provide for the purchase and sale of the Preferred Stock and Warrants to establish certain rights and obligations in connection therewith, including the execution and delivery by the Company and the Purchasers of the Registration Rights Agreement in the form of Exhibit 5.2(v); and

          WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Designated Stockholders are executing and delivering a Shareholders Agreement with the Purchasers in the form of Exhibit 5.2(iv).

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

               ISSUANCE AND SALE OF PREFERRED STOCK AND WARRANTS

          1.1.  Issuance, Purchase and Sale.  Upon the terms and conditions set
                ---------------------------
forth herein, at the Closing, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, the Preferred Stock and Warrants for an aggregate purchase price of $15,000,018.10, (the "Purchase Price"). Each Purchaser shall,
                                        --------------
in exchange for the payment by such Purchaser of the portion of the Purchase Price set forth opposite such Purchaser's name on Schedule A receive the number of shares of Preferred Stock and Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule A. The designations of the Purchasers hereunder are several and not joint and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder. The parties agree that the aggregate Purchase Price shall be allocated for income tax purposes between the Preferred Stock and the Warrants as set forth in Schedule B hereto.

          1.2.  The Closing; Deliveries. (a)  The closing of the purchase and
                -----------------------
sale of the Preferred Stock and Warrants hereunder (the "Closing") shall take
                                                         -------
place at the offices of the Company at 9:00 a.m. on February 23, 2000 or such earlier date as may be specified by notice within two business days of the Closing and mutually agreed to by the Company and the Purchasers, in each case, subject to the satisfaction or waiver of the conditions to the Closing set forth in Article V (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) (the date of the Closing, a "Closing Date").
                                         ------------

          (b) At the Closing, the Company shall deliver to the Purchasers certificates representing the shares of Preferred Stock and Warrants being purchased by the Purchasers at the Closing, each registered in the name of the Purchaser or its nominee or designee in such amounts as each Purchaser shall inform the Company prior to the Closing. Delivery of such certificates shall be made against receipt by the Company of the Purchase Price payable in connection with the Closing, which shall be paid by wire transfer of immediately available funds to an account designated at least three business days prior to the applicable Closing Date by the Company. The Warrants shall be in the form attached as an exhibit to the Warrant Agreement (the "Warrant Agreement"),
                                                      -----------------
attached in the form of Exhibit 1.2(b)

          1.3  Capitalized Terms.  Capitalized terms not otherwise defined
               -----------------
herein shall have the meaning ascribed to such terms in Section 8.1.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

          2.1.  Organization; Subsidiaries.  (a)  The Company is a corporation
                --------------------------
duly organized, validly existing
and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous Taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed do not and could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The minute books (containing the records of meetings of stockholders, the Board of Directors, and any committees of the Board of Directors), stock record books and certificate books of the Company contain true, complete and accurate records in all material respects of all corporate actions taken at any such meetings and other corporate governance matters, the stock ownership of the Company and the transfer of the shares of its capital stock since January 1, 1997. Complete and correct copies of all of the foregoing have previously been made available to the Purchasers.

          (b) Schedule 2.1(b) sets forth a complete and correct list of each corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person (each, a "Subsidiary" and,
                                                            ----------
collectively, the "Subsidiaries").  Except as set forth on Schedule 2.1(b), the
                   ------------
Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances"), other than
                                               ------------
transfer restrictions imposed by applicable federal and state securities laws. Except as set forth on Schedule 2.1(b) all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary held directly or indirectly by the Company have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary are entitled to preemptive rights. Except as set forth on Schedule 2.1(b) or disclosed in the SEC Reports, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary or pursuant to which the Company or any Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 2.1(b) or disclosed in the SEC Reports, there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings to which any Subsidiary is a party with respect to the voting or transfer of any capital stock or other equity interest of any Subsidiary. Except for (i) the Subsidiaries, (ii) assets held in benefit plans, (iii) corporate treasury transactions and (iv) as set forth on Schedule 2.1(b), the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

          (c) Each Subsidiary is a corporation, limited liability company, partnership, business association or other Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted. Except as set forth on Schedule 2.1(c), each Subsidiary is duly qualified and licensed to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of the business conducted by it makes such qualification necessary, except where the failure of any such Subsidiary to so qualify or be licensed individually or in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect. The minute books or other records (containing the records of meetings of stockholders or other holders of other equity interests, the board of directors or other similar governing body, and any committees thereof), the stock ownership or analogous records and the certificate books of each of the Subsidiaries contain in all material respects true, complete and accurate records of all actions taken at any such meetings and other governance matters, the stock or other equity ownership of each of such Subsidiaries and the transfer of the shares of its capital stock or other equity interest since January 1, 1997. Complete and correct copies of all of the foregoing have previously been made available to the Purchasers.

          2.2.  Due Authorization.  The Company has all right, corporate power
                -----------------
and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance and sale of the Preferred Stock and the Warrants by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the shares of Common Stock on any conversion of the Preferred Stock or any exercise of the Warrants (collectively, the "Common
                                                                    ------
Shares") and the consummation by the Company of the transactions contemplated
------
hereby and thereby) (a) are within the corporate power and authority of the Company and (b) have been duly authorized by all requisite corporate proceedings on the part of the Board of Directors and, if applicable, to the stockholders of the Company. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents (other than the Preferred Shares) when executed and delivered by the Company will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies (regardless of whether enforcement is considered in a proceeding in equity or at law). The shares of Preferred Stock and all Common Shares issuable upon conversion of the Preferred Stock and exercise of the Warrants have been validly reserved for issuance, and upon payment of the Purchase Price in the case of the Preferred Stock and Warrants and upon conversion of the Preferred Stock or the exchange of the Warrants in the case of the Common Shares, such shares of Preferred Stock, Warrants and Common Shares, as the case may be, will be duly and validly issued and outstanding, fully paid, and nonassessable and issued free of preemptive rights. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of the Preferred Stock will be set forth in the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), the form of which is
                          --------------------------
attached as Exhibit 2.2.

          2.3.  Capitalization.  The authorized capital stock of the Company
                --------------
consists of (i) 25,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, (a) 7,589,129 shares of Common Stock were issued and outstanding, (b) options ("Options") to purchase an aggregate of 2,270,437
                           -------
shares of Common Stock under the Company's 1994 Employee Stock Option Plan (the "Company Option Plan") were outstanding, 2,270,437 shares of Common Stock were reserved for issuance upon the exercise of outstanding Options and 57,545 shares were reserved for future grant not authorized prior to the date of this Agreement under the Company Option Plan, (c) warrants ("Settlement Warrants") to purchase an aggregate of 9,738 shares of Common Stock upon exercise were outstanding, (d) 583 shares of Common Stock ("Restricted Stock") were reserved for issuance under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), (e) no shares of Common Stock were held by the Company in its treasury or by any of the Subsidiaries of the Company and (f) except for the Preferred Stock designated by the Certificate of Designation, no shares of preferred stock of the Company have been issued or are outstanding. The Company has not adopted any shareholders rights plan with respect to its Common Stock. The Company has no outstanding bonds, debentures, notes or other obligations or securities entitling the holders thereof to vote (or which are convertible or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. A complete and correct list of each outstanding Option and Settlement Warrants, the holders and the exercise price thereof is set forth on Schedule 2.3, and, as to each such Option, whether the same is vested. Since December 31, 1999, the Company (i) has not issued any shares of Common Stock other than (x) upon exercise of Options or Warrants, and (y) the issuance of at least 85% of fair market value of 39,336 shares of Restricted Stock under the Company's Stock Purchase Plan, (ii) has granted at fair market value Options to purchase an aggregate of 210,500 shares of Common Stock under the Company Option Plan and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth on Schedule 2.3 or pursuant to the Transaction Documents, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 2.3, (i) the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the shares of Common Stock. To the extent that any options, warrants or any of the other rights described above are outstanding, neither the issuance and sale of the Preferred Stock and the Warrants, nor any issuance of Common Shares on conversion or exercise thereof will result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such options, warrants or other rights.

          2.4.  SEC Reports.  The Company has timely filed all registration
                -----------
statements, proxy or information statements, reports and other documents required to be filed by it with the SEC under the Exchange Act from and after July 25, 1996 (collectively, the "SEC Reports"). Each SEC Report was as of their
                                  -----------
respective dates in compliance as to form in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.5.  Financial Statements.  Each of the consolidated balance sheets
                --------------------
of the Company included or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of earnings and cash flows of the Company included or incorporated by references into the SEC Reports (including any related schedules and or notes) fairly presents the results of operations, earnings or cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the respective periods set forth therein, in each case in accordance with generally accepted accounting principles ("GAAP") consistently
                                                           ----
applied for the periods involved, except as noted therein and subject, as to interim statements, to normal year-end audit adjustments, none of which has had or would be reasonably expected to have a Material Adverse Effect. Except as set forth on

Schedule 2.5 or disclosed in the SEC Reports, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's consolidated balance sheet as of December 31, 1999 (the "Latest
                                                                   ------
Balance Sheet"), (ii) liabilities and obligations incurred in the ordinary
-------------
course of business since December 31, 1999 which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or
(iii) under Commitments in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the Latest Balance Sheet except Commitments that are required to be disclosed pursuant to Section 2.15 and are not so disclosed.

          2.6.  Absence of Certain Changes.  Except as set forth on Schedule
                --------------------------
2.6, as disclosed in the SEC Reports, or pursuant to the transactions contemplated by this Agreement and the other Transaction Documents, since September 30, 1999: (i) the business of the Company and the Subsidiaries taken as a whole has been conducted in the ordinary course of business consistent with past practice, (ii) the Company and its Subsidiaries have not (a) suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (b) suffered any damage, destruction or casualty loss to its physical properties (whether or not covered by insurance) which individually or in the aggregate has resulted or could reasonably be expected to result in a Material Adverse Effect or (c) been the subject of any material Litigation or threatened or commenced investigation by a Governmental Entity and
(iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or its Subsidiaries (other than wholly-owned Subsidiaries) or any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries, (b) any material change in accounting principles, practices or methods, (c) any entry into or amendment of any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, their respective directors, officers or employees, except increases in the ordinary course of business in accordance with the past practice of the Company, (d) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees, except increases in the ordinary course of business in accordance with the past practice of the Company, or (e) any material revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable except in the ordinary course of business in accordance with the Company's past practices prior to December 31, 1999.

          2.7.  Litigation.  (a)  Except as set forth on Schedule 2.7(a)
                ----------
or as disclosed in the SEC Reports, there is no material claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the
                              ----------
Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity.

          (b) Except as set forth on Schedule 2.7(b) or as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of the Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity.

          2.8.  Title to Properties; Insurance.  (a)  Except as set forth on
                ------------------------------
Schedule 2.8(a), the Company and the Subsidiaries have good and valid title to, or, in the case of property leased by them, a valid and subsisting leasehold interest in, their respective material properties and assets, free of all Encumbrances except for Permitted Encumbrances.

          (b) The SEC Reports list all Owned Real Property. With respect to the Owned Real Property, (i) the Company and its Subsidiaries have good and marketable title in fee simple to the Owned Real Property, free and clear of all Encumbrances except for Permitted Encumbrances, (ii) there are no outstanding options or rights of first refusal in favor of any other Person to purchase the Owned Real Property or any portion thereof or interest therein, and (iii) there are no leases, subleases, licenses, options, rights, concessions or other Commitments affecting any portion of the Owned Real Property.

          (c) The SEC Reports list all material Leased Real Property. With respect to the Leased Real Property, the Company and the Subsidiaries have good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances except for Permitted Encumbrances and Encumbrances set forth on
Schedule 2.8(a). Except as set forth on Schedule 2.8(c), (A) each lease or sublease relating to the Leased Real Property is legal, valid, binding and enforceable in accordance with its terms against the Company and to the Company's Knowledge, against the other parties thereto, and in full force and effect and (B) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a breach or require any third party consent or notification under any such lease or sublease.

          (d) Schedule 2.8(d) sets forth a complete and correct list of all insurance coverage carried by the Company and the Subsidiaries, including for each policy the type and scope of coverage, the carrier and the amount of coverage, including directors' and officers' liability insurance. All of the material assets of the Company and the Subsidiaries and all aspects of the Company's and the Subsidiaries' businesses that are of insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained by other similarly situated public companies to cover comparable businesses and assets in amounts, scope and coverage (and with deductibles) which are consistent with prudent industry practice by other similarly situated public companies. Neither the Company nor any of the Subsidiaries is in default in a material respect with respect to any of its obligations under any insurance policy maintained by it. All such policies are in full force and effect and no premiums with respect thereto are past due and owed. Except as set forth on
Schedule 2.8(d), there are no claims by the Company or any of the Subsidiaries under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. Except as set forth on Schedule 2.8(d), neither the Company nor any of the Subsidiaries has received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies, and the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents will not result in any such termination or premium increase. The Company maintains a directors' and officers' insurance policy with both the National Union Fire Insurance Company and the Federal Insurance Company (complete and correct copies of which have previously been delivered to the Purchasers), which will both, upon the election or appointment of either the Preferred Stock Designee or the Purchaser's Designee, include such designee as a covered person.

          2.9.  Consents; No Violations.  Except as set forth on Schedule 2.9,
                -----------------------
neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any Commitment to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except, with respect to the matters set forth in this clause (b), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; or (c) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of the Subsidiaries except for filings required under the Exchange Act and, in the case of Restructuring Rights Agreement, the Securities Act and state "blue sky" laws.

          2.10.  Holding Company Act and Investment Company Act.  Neither the
                 ----------------------------------------------
Company nor any of the Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.11.  Taxes.  (a)  Except as disclosed in Schedule 2.11(a), the
                 -----
Company and each of the Subsidiaries has timely filed all Returns required by Law to have been filed by it and has paid all Taxes required to be paid by it including, without limitation, any Tax levied upon any of its properties, assets, income or franchises. All such Returns were complete and correct in all material respects. All amounts required to be collected or withheld by the Company and each of the Subsidiaries has been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes on the Latest Balance Sheet are complete and adequate in all material respects to cover any liability of the Company and each of its Subsidiaries for Taxes for periods through December 31, 1999. The accruals and reserves for deferred tax liabilities on the Latest Balance Sheet are adequate to cover any such liability in accordance with GAAP.

                 (b) Schedule 2.11(b) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company or any of the Subsidiaries currently files an income, franchise, sales or use Return. Except as set forth on Schedule 2.11(b), (i) neither the IRS nor any other taxing authority has asserted in writing any claim involving a material amount of Taxes, or to the Knowledge of the Company, is threatening to assert any claims involving a material amount of Taxes, against the Company or any of the Subsidiaries, (ii) neither the Company nor any of the Subsidiaries has been a member of a consolidated, combined or unitary group for federal or state or foreign income Tax purposes that included any member other than the current members of the consolidated federal income tax group of which the Company is the common parent, (iii) there are no Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by the Company or any of the Subsidiaries from the IRS or any other taxing authority that relate to Taxes for which the Company or any of the Subsidiaries could be liable, (iv) neither the Company nor any of the Subsidiaries is or has been a party to any Tax sharing agreement (except for agreements with Subsidiaries providing for the sharing of liabilities on a pro rata basis) that will remain in effect and under which the Company or any such Subsidiary could have any material liability for Taxes, (v) there are no liens for Taxes upon any assets of the Company or any of the Subsidiaries (other than liens for Taxes not yet due and payable), except for liens which individually or in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect,

(vi) neither the Company nor any of the Subsidiaries has agreed or is required to include in income during the current year or any future taxable period any material adjustment pursuant to Section 481 of the Code (or similar provisions of foreign, state or local law) by reason of a change in accounting method or otherwise, and the IRS has not proposed any such adjustment, and (vii) complete copies of all income Tax Returns filed by the Company and each of the Subsidiaries for taxable periods commencing on or after January 1, 1994 have been provided to, or made available to, the Purchasers.

          2.12.  Employee Benefit Plans.  (a)  Schedule 2.12 sets forth a
                 ----------------------
complete and correct list of (i) all of the Compensation and Benefit Plans that are intended to qualify with the applicable requirements of Article 401(a) of the Code and (ii) all employment, severance and change of control agreements with employees, former employees, officers, former officers, directors, former directors or the beneficiaries of any of the foregoing or pursuant to which the Company or any Subsidiary has or may have any liability in excess of $100,000. Except with respect to any Multi-Employer Plan, the Company has heretofore delivered or made available to the Purchasers true and complete copies of all Compensation and Benefit Plans and any amendments thereto (or if a Compensation and Benefit Plan is not in written form, a written description thereof), any related trust or other funding agreement or vehicle, the most recent reports or summaries required under ERISA or the Code and, with respect to each Compensation and Benefit Plan intended to qualify under Article 401 of the Code, the most recent determination letter received from the IRS.

                 (b) Except where the failure to do so could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary have performed all obligations required to be performed by them under each Compensation and Benefit Plan and neither the Company nor any Subsidiary is in default under or in violation of, any Compensation and Benefit Plan. Each Compensation and Benefit Plan has in all material respects been established, operated, maintained and administered, as the case may be, in accordance with its terms and is in compliance in all material respects with all applicable Laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

                 (c) At no time during the seven (7) year period immediately preceding the date of this Agreement has the Company, or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liabilities (within the meaning of Section 4201 of ERISA) to any "Multi-Employer Plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (a "Multi-
                                                                      ------
Employer Plan").
-------------

                 (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate presently sponsors, maintains or contributes to, nor is the Company, any Subsidiary or any ERISA Affiliate required to sponsor, maintain or contribute to, nor has the Company, any Subsidiary or any ERISA Affiliate (other than where the Company, such Subsidiary or such ERISA Affiliate has no continuing material obligation or liability) ever sponsored, maintained, contributed to or been required to contribute to, any Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Article 3(2) of ERISA and which is subject to Title IV of ERISA.

          (e) Neither the Company, any Subsidiary nor any ERISA Affiliate (i) maintains or contributes to any Compensation and Benefit Plan which provides, or has any liability to provide, life insurance, medical or dental benefits to any employee upon his retirement or termination of employment, except as may be required by Article 4980B of the Code or as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; or (ii) has ever represented to, promised or contracted with (whether in oral or written form) any employee (either individually or to employees as a group) that such employee would be provided with life insurance, medical or dental benefits upon retirement or termination of employment, except to the extent required by
Article 4980B of the Code or as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

          (f) There are no pending, or to the Knowledge of the Company, threatened claims by or on behalf of any Compensation and Benefit Plan by any employee or beneficiary covered under any such Compensation and Benefit Plan, or otherwise involving any such Compensation and Benefit Plan, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (g) Except as otherwise set forth on Schedule 2.12(g), there is no Commitment covering any employee or former employee of the Company or any Subsidiary that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to the terms of Article 162(m) of the Code.

          (h) Except where the failure to do so could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by Law or by Commitment to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits for employees.

          (i) No work stoppage or labor strike against the Company or any Subsidiary by employees is pending, or to the knowledge of the Company, threatened. Except for such matters that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary

(i) is involved in, or to the knowledge of the Company, threatened with any labor dispute, grievance, or Litigation relating to labor matters involving any employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints or (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act.

               (j) Except as set forth in Schedule 2.12(j) the execution, delivery and performance by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company, any Subsidiary, the Purchasers or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents with respect to any employee will be characterized as an "excess parachute payment" within the meaning of Article 280G(b)(1) of the Code.

       2.13.   Intellectual Property. (a) Each item of Company Intellectual
               ---------------------
Property which is a patent, patent application, trademark, trademark application, service mark, service mark application, logo, trade name, domain name, corporate name, copyright registration, copyright application, mask work registration, mask work application, license, sublicense, is set forth on
Schedule 2.13(a).

               (b) Except as disclosed on Schedule 2.13(b): (i) the Company or a Subsidiary owns or has the right to use pursuant to a valid license, sub-license or other agreement all Company Intellectual Property, except where the absence of any thereof could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and the consummation of the transactions contemplated hereby will not alter or impair any such rights;

                    (ii) to the Company's Knowledge, neither the Company nor any of the Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party);

                    (iii) to the Company's Knowledge, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the

Company or any Subsidiary, except for interferences, infringements and misappropriations which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect except as set forth on
Schedule 2.13(b):

                    (iv) each item of Company Intellectual Property will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder;

                    (v) all registered patents, trademarks, service marks and copyrights listed on Schedule 2.13(a) are valid and subsisting and in full force and effect and are not subject to any taxes or other fees except for periodic filing and maintenance fees;

                    (vi) the Company is not aware of any notice, claim or assertion that any item of Company Intellectual Property is invalid nor is the Company aware of any facts that would cause a reasonable person to conclude that any item of Company Intellectual Property is invalid;

                    (vii) Company Intellectual Property is all the Intellectual Property that is necessary for the Company's business as currently conducted; and

                    (viii) the Company has taken commercially reasonable action to maintain and protect each item of Company Intellectual Property.

               (c) With respect to each item of Company Intellectual Property, except as set forth in Schedule 2.13(c):

                    (i) the Company possess all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction;

                    (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                    (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

                    (v) each license, sublicense, agreement or permission disclosed on Schedule 2.13(a) is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable against the Company, and, to the Company's Knowledge, the other party thereto and in full force and effect on identical terms following the Closing;

                    (vi) no party to any license, sublicense, agreement or permission disclosed on Schedule 2.13(a) is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                    (vii) no party to any license, sublicense, agreement or permission disclosed on Schedule 2.13(a) has repudiated in writing any provision thereof;

                    (viii) with respect to any sublicense disclosed on Schedule 2.13(a), the representations and warranties set forth in subsections (v) through
(vii) above are true and correct with respect to the underlying license;

                    (ix) with respect to each license, sublicense, agreement or permission disclosed on Schedule 2.13(a), the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (x) with respect to each license, sublicense, agreement or permission disclosed on Schedule 2.13(a), no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the Company's Knowledge is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                    (xi) with respect to each license, sublicense, agreement or permission disclosed on Schedule 2.13(a), the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

               (d) The continued operation of the Company's business as presently conducted will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

               (e) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as presently conducted or the Company Intellectual Property.

               (f) Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business as currently conducted by the employees of the Company, nor the conduct of the Company's business as presently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions of provisions of, or constitute a default under, any contract, covenant or instrument under which any or such employees is now obligated.

               (g) The Company does not and will not need, in order to conduct the Company's business as presently conducted, to utilize any inventions of any of its employees, former employees (or persons it currently intends to hire) made while not employed by the Company and the rights to which have not been fully assigned to the Company.

               (h) The Company has obtained valid and effective assignments from all of its employees, former employees, independent contractors, and former independent contractors (collectively defined herein as "Inventors") of all of such Inventors' rights in any Intellectual Property developed by such Inventors while employed by or under contract with the Company.

               (i) For each item of Company Intellectual Property which is an application, including but not limited to patent applications, trademark applications, service mark applications, copyright applications, or mask work applications, the Company has the right to require the applicant to transfer ownership to the Company of the application and of the registration once it issues.

               (j) The Company has taken reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets, and has entered into confidential information/non-disclosure agreements with each of its officers, employees, and independent contractors.

       2.14.   Compliance with Laws. (a) Except as set forth on Schedule 2.14(a)
               --------------------
or as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with all Laws, and since September 30, 1999 neither the Company nor any Subsidiary has received any notice of any alleged violation of Law applicable to it that could reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (collectively, "Licenses"). Except as set forth on Schedule 2.14(a), the
                       --------
Company and the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and the Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses. No event has occurred with respect to any of such Licenses that allows, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and no terminations of any License or proceedings to suspend, limit, revoke or terminate any License have been threatened. The Company has made available for inspection by the Purchasers copies of all material correspondence between the Company or any of the Subsidiaries, on the one hand, and the SEC on the other hand.

               (b) Neither the Company nor any Subsidiary has offered or agreed to offer anything of value to any government official, political party or candidate for governmental or political office (or any person that the Company knows, or has reason to know, will offer anything of value to any governmental official, political party or candidate for governmental or political office), such that the Company or any of the Subsidiaries have violated the Foreign Corrupt Practices Act of 1977, as amended.

               (c) Except as set forth on Schedule 2.14(c) and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                    (i) the Company and each of its Subsidiaries is in compliance with applicable Environmental Laws;

                    (ii) the Company and each of its Subsidiaries has obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, the "Environmental Permits") necessary for the
                                       ---------------------
conduct of its operations;

                    (iii) there is no Environmental Claim pending or, to the knowledge of the Company, threatened (A) against the Company or any of its Subsidiaries, (B) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by the Company or any of its Subsidiaries, or (C) against any real property which the Company or any of its Subsidiaries owns, leases or operates; and

                    (iv) to the Knowledge of the Company, there have been no Releases of any Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.

            2.15.   Commitments. Schedule 2.15 sets forth a complete and correct
                    -----------
list of each written and, if material, oral contract, agreement, understanding, arrangement and commitment of any nature whatsoever, including all amendments thereof and supplements thereto ("Commitments") of the following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject as of the date hereof: (i) Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (ii) Commitments or related series of Commitments relating to capital expenditures in excess of $3,000,000, (iii) (x) Commitments or related series of Commitments relating to the lease or sublease of or sale or purchase of personal property involving any annual expense or price in excess of $3,000,000, and (y) each material lease or sublease of real property or Commitments relating to the sale or purchase of material real property, (iv) Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary or Commitments for or relating to the borrowing or the lending of money by or to the Company or any Subsidiary in excess of $3,000,000 or providing for any right of first refusal or the creation of any Encumbrance upon any of the assets or properties of the Company or any Subsidiary, (v) Commitments relating to the acquisition or disposition of any operating business or the capital stock of any Person that has not been consummated or that has been consummated but contains representations, warranties, covenants, guarantees, indemnities or other obligations that remain in effect, (vi) Commitments relating to any material Litigation, (vii) Commitments under which the Company or any Subsidiary agrees to indemnify any Person, (viii) Commitments in respect of any joint venture, partnership or other similar arrangement, (ix) Commitments with any Governmental Entity; (x) other Commitments or related series of Commitments which involve payments of over $3,000,000 or which are otherwise material (excluding license and maintenance contracts entered with customers of the Company entered into in the ordinary course of business consistent with past practice (such excluded Commitments, "Non-Listed Commitments"). All such listed Commitments and all Non-
              ----------------------
Listed Commitments are valid and binding obligations of the Company and each Subsidiary, as the case may be, and, to the Knowledge of the Company, are the valid and binding obligation of each other party thereto except where the failure to be so valid and binding individually or in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party is in material violation of or in material default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any listed Commitment or Non-Listed Commitment, except for default which individually and in the aggregate do not and could not be reasonably expected to have a Material Adverse Effect.

          2.16.  Brokers or Finders. No agent, broker, investment banker or
                 ------------------
other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents based on arrangements made by or on behalf of the Company or any of the Subsidiaries, or any Affiliate of any of the foregoing.

          2.17.  Related Party Transactions. Except as disclosed in the SEC
                 --------------------------
Reports and Schedule 2.17, there are no transactions and Commitments between or involving the Company or any of the Subsidiaries, on the one hand, and any Related Party, on the other hand, engaged in or entered into since December 31, 1998 (including those initiated prior to such date and continued or continuing following such date).

            2.18.   Section 203 of the DGCL; Takeover Statute. The Board of
                    -----------------------------------------
Directors shall have adopted a resolution to the effect that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

            2.19.   Proprietary Information of Third Parties. Except as set
                    ----------------------------------------
forth on Schedule 2.19, and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                    (i) to the Company's Knowledge, no Third Party has claimed that any Person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such Third Party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such Third Party or (c) interfered or may be interfering in the employment relationship between such Third Party and any of its present or former employees. No Third Party has requested information from the Company which suggests that such a claim might be contemplated;

                    (ii) to the Company's Knowledge, no Person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's Knowledge, no Person employed by or affiliated with the Company has violated any confidential relationship which such Person may have had with any Third Party, in connection with the development, manufacture or sale of any product or proposed product or the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation; and

                    (iii) none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

            2.20.   Disclosure. Neither this Agreement nor any other Transaction
                    ----------
Document, nor any schedule or exhibit hereto or thereto, nor any certificate furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The financial information disclosed by the Company to the Purchasers with respect to the financial condition, results of operation and cash flows of the Company for the year ending December 31, 1999 attached as Exhibit 2.20 hereto have been reasonably prepared in accordance with GAAP consistently applied for the period involved, and reflect the best currently available estimates and judgment of the Company's management as to the financial performance of the Company and the Subsidiaries for such period and to be reflected in the Company's SEC Reports for such period and any public announcements and conferences with analysts with respect thereto.

            2.21.   Year 2000. (a) The Company has conducted an inventory and
                    ---------
assessment of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of its business and that rely on, utilize or perform date or time processing ("Systems") to insure that the Systems are Year 2000
                          -------
Compliant.

                    (b) Any failure of any of the Company's System to be Year 2000 Compliant has not had and is not reasonably expected to have a Material Adverse Effect.

                    (c) In addition to upgrading its own Systems, the Company has contacted certain significant suppliers to determine whether their Systems are Year 2000 Compliant. The Company has not received any information which would indicate that the Systems of its suppliers are not Year 2000 Compliant to the extent the same could reasonably be expected to result in any significant disruption to the Company's sources of supplies.

                    (d) "Year 2000 Compliant" means a System has at all times:
                         -------------------
(i) consistently and accurately handled and processed date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (iii) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and
(iv) store and provide output of date information in ways that are unambiguous as to century.

                                  ARTICLE III


                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               The Purchasers, severally and not jointly, hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date, as follows:

        3.1.   Acquisition for Investment. Each Purchaser is acquiring the
               --------------------------
Preferred Stock and the Warrants for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

        3.2.   Restricted Securities. Each Purchaser understands that (i) the
               ---------------------
Preferred Stock, the Warrants and any Common Shares issuable upon conversion or exercise thereof will not be registered under the Securities Act or any state securities Laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the shares of the Preferred Stock, the Warrants and any Common Shares issuable upon conversion or exercise thereof may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.

        3.3.   No Brokers or Finders. No agent, broker, investment banker or
               ---------------------
other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on arrangements made by or on behalf of the Purchasers.

        3.4.   Accredited Investor. Each Purchaser is an "accredited investor"
               -------------------
(as defined in Rule 501(a) under the Securities Act).

        3.5    Organization. Each Purchaser is a limited partnership duly
               ------------
organized, validly existing and in good standing under the Laws of the State of Delaware (except for RKB Capital, L.P., which is organized, validly existing and in good standing under the Laws of the State of Minnesota) and has the requisite power and authority to carry on its business as it is now being conducted.

        3.6. Due Authorization. Each Purchaser has all right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (a) are within its power and authority and (b) have been duly authorized by all necessary action on the part of such entity. This Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute upon execution and delivery by each Purchaser, a valid and binding agreement of such entity enforceable against such entity in accordance with their respective terms, except as enforceability against each Purchaser may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies (regardless of whether enforcement is considered in a proceeding in equity or at law).

          3.7. Consents; No Violations. Neither the execution, delivery or
               -----------------------
performance by each Purchaser of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such entity; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any Commitment of such entity, or to which such entity or any of its assets or properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not have a Material Adverse Effect on the ability of such entity to consummate the transactions contemplated hereby; or (c) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such entity.

          3.8. Availability of Funds. The Purchasers have or will have available
               ---------------------
at the Closing, sufficient funds to pay the Purchase Price for the Preferred Stock and the Warrants.

          3.9  Trading Price. The Purchasers acknowledge that no representations
               -------------
and warranties made by the Company in Article II herein (including, without limitation, any reference to a Material Adverse Effect) shall be deemed a representation as to the current or prospective trading price of the shares of the Company's Common Stock.

                                   ARTICLE IV

                                   COVENANTS

          4.1. Conduct of Business by the Company Pending the Closing. (a) The
               ------------------------------------------------------
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, unless the Purchasers otherwise agree in writing, the Company shall, and shall cause each of the Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships; (iii) use reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) maintain insurance in full force and effect substantially comparable in amount, scope and coverage to that in effect on the date of this Agreement; (v) use reasonable best efforts to preserve the goodwill and ongoing operations of its business; (vi) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (vii) perform and comply in all material respects with its Commitments; and (viii) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement or as set forth on
Schedule 4.1, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of the Subsidiaries not to, do any of the following without the prior written consent of the Purchasers:

          (A)  create any Encumbrance other than (i) Permitted Encumbrances and
(ii) Encumbrances securing indebtedness permitted by clause (D) of this Section 4.1(a);

          (B) acquire or dispose of (by merger, consolidation, or acquisition of stock or assets) any Person, business, business line or any material amount of assets;

          (C) (i) except as provided in Schedule 4.1(a)(C) hereto, incur any additional indebtedness other than indebtedness incurred in the ordinary course of business under the Company's existing revolving credit agreement and pursuant to capital leases not exceeding $750,000 in the aggregate, or (ii) make any loans, advances or capital contributions to, or investments in, any Person other than (x) to a Subsidiary or (y) advances in the ordinary course of business to Persons that are not Related Parties not exceeding $750,000 to any one such Person;

          (D) change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by GAAP;

          (E) (i) except as provided in Schedule 4.1(a)(E) hereto, grant or amend any stock-related or performance awards; (ii) except with respect to agreements which are terminable at will by the Company without any material penalty to the Company, enter into or amend any legally binding employment, severance, consulting or salary continuation agreements with any officers, directors or employees or grant any increases in compensation or benefits to employees other than increases to officers and employees in the ordinary course of business consistent with the past practice of the Company; (iii) adopt, amend or terminate any employee benefit plan or arrangement;

          (F) except as set forth in Schedule 2.17, enter into any transaction or Commitment with any Related Party;

          (G) allow the lapse of any of the Company's or any Subsidiary's rights of ownership or use of any material Intellectual Property right except in the ordinary course of business consistent with past practice;

          (H) (i) repurchase, redeem or otherwise acquire or exchange any share of Common Stock or other equity interests except for repurchases of unvested shares pursuant to the terms of the Company's Option Plan, (ii) except as provided in Schedule 4.1(a)(E) hereto, issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any Subsidiary, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities, except pursuant to the Transaction Documents and except for issuances of Common Stock pursuant to the exercise of Options or (iii) declare, set aside, make or pay any dividend, or make any distribution, in respect of any shares of capital stock of the Company;

          (I) amend the Company's certificate of incorporation or by-laws, except with respect to the filing of the Certificate of Designation or for other non-material changes, or amend any Subsidiary's charter or by-laws or other organizational documents in any respect materially adverse to the Company;

          (K) make any material change in the Company's or any Subsidiary's Tax accounting methods, any material new election with respect to Taxes or any material modification or revocation of any existing election with respect to Taxes or settle or otherwise dispose of any material Tax audit, dispute, or other Tax proceeding, except in the ordinary course of business;

          (L) effect any stock split, reverse stock split, stock dividend, subdivision, reclassification or similar transaction, or otherwise change its capitalization as it exists on the date hereof;

          (M) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries;

          (N) sell, lease, assign, transfer or otherwise dispose of (by merger or otherwise) any of its property, business or assets (including, without limitation, receivables, leasehold interests or Intellectual Property and including any sale leaseback transaction) except for (i) the sale of inventory in the ordinary course of business, and (ii) other asset sales for fair value in the ordinary course of business provided that the proceeds of such other asset sales do not exceed $3,000,000 in the aggregate prior to the Closing;

          (O) make any advance, loan, extension of credit or capital contribution to, or purchase or acquire (by merger or otherwise) any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any person, firm or entity, except (a) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business, (b) investments in cash and cash equivalents, (c) payroll and travel advances in the ordinary course of business and, (d) investments in wholly owned Subsidiaries; or

          (P) agree or publicly announce any intention to take any of the actions restricted by this Section 4.1.

          4.2. No Solicitation. From the date of this Agreement until the
               ---------------
earlier of the termination of this Agreement or the Closing, other than in connection with the transactions contemplated hereby, neither the Company nor any of the Subsidiaries shall solicit, propose or facilitate (including by way of providing information regarding the Company or any of the Subsidiaries or their respective businesses to any Person), directly or indirectly, any inquiries, discussions, offers or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any Commitment or understanding in connection with any offer or proposal regarding, any issuance of capital stock or securities convertible into capital stock, except as permitted under Section 4.1. In addition, the Company agrees not to enter into, consummate or in any way commit to any purchase or acquisition of all or any material portion of the Company and the Subsidiaries taken as a whole, the business or assets of the Company and the Subsidiaries taken as a whole, or any capital stock of or equity interests in (whether newly issued or currently outstanding) the Company or any of the Subsidiaries, and (b) any merger, business combination or recapitalization involving the Company or any of the material Subsidiaries or their respective businesses (each such transaction an "M&A Transaction"). The Company agrees to promptly inform the Purchasers of the
 ---------------
identity of any Person making any M&A Transaction and the nature and terms of any such M&A Transaction and to keep the Purchasers promptly and fully informed as to the status thereof whether made before or after the date of this Agreement.

          4.3. Press Releases; Interim Public Filings. Subject to Section 8.3,
               --------------------------------------
the Company shall deliver to the Purchasers complete and correct copies of all press releases and public filings relating to the Transaction Documents, the transactions contemplated thereby and Company corporate matters made between the date hereof and the Closing, and shall give the Purchasers the reasonable opportunity to review and comment on such releases and filings, in each case prior to release in the form in which it will be issued.

          4.4. Consents; Approvals. The Company shall use its reasonable best
               -------------------
efforts, not requiring the expenditure of a material sum or the making of some other material accommodation, to obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including,
                                                    --------
without limitation (i) Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration set forth on Schedule 2.9 or required to be set forth thereon, (ii) all Consents pursuant to the Company's or any Subsidiary's financing documents, including, without limitation, all indentures and credit agreements of the Company or any Subsidiary, and (iii) all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required or desirable in connection with the authorization, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; provided, however, no payment (other than filing fees related to the matters contemplated hereby) or other accommodation shall be made by the Company in connection with obtaining any of the foregoing without the Purchasers' prior written consent. The Purchasers shall cooperate with the Company in obtaining such Consents. The Company also shall use its reasonable best efforts, not requiring the expenditure of a material sum or the making of some other material accommodation, to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

          4.5. Listing. The Company shall use its best efforts to continue to
               -------
have its Common Stock quoted on the NASDAQ national market system or other comparable national exchange prior to the Closing, and for so long as any shares of Preferred Stock, Warrants or any Common Shares issued upon conversion or exercise of the Preferred Stock and Warrants are outstanding. Prior to the Closing, the Company shall prepare and submit to the NASDAQ a listing application covering the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and shall obtain approval for the listing of such shares, subject to official notice of issuance.

          4.6. Board Representation; VCOC. (a) Section 4 of the Certificate of
               --------------------------
Designation provides that the holders of Preferred Stock and Warrants shall be entitled to elect one director (the "Preferred Stock Designee") to the Board of Directors of the Company subject to the terms set forth therein. For so long as the Purchasers and their Affiliates, as holders of the Preferred Stock and Warrants maintain ownership at the Ownership Threshold, shall have the right under this Agreement and the Certificate of Designation to designate the Preferred Stock Designee, TWCP shall have the right, separately enforceable by it without further action required or permitted by any of the Purchasers or their Affiliates, to designate such Preferred Stock Designee.

               (b) In the event the Certificate of Designation is no longer in effect, and so long as the Purchasers and their Affiliates beneficially own in the aggregate Preferred Stock, Warrants and Common Shares issuable upon conversion or exercise thereof representing (and assuming conversion and exercise of all such Preferred Stock and Warrants) greater than 15% of the Common Shares (assuming such conversion and exercise) acquired by the Purchasers in the aggregate at the Closing (and adjusting for stock splits, stock combinations and like transactions) (such ownership threshold referred to as the "Ownership Threshold"), TWCP shall have the right
                              -------------------
to designate hereunder, at all times and from time to time, one director of the Company (individuals designated pursuant to this paragraph, the "Purchasers'
                                                                 -----------
Designee"). In the event of a vacancy caused by the disqualification, removal,
--------
resignation or other cessation of service of any Purchasers' Designee from the Board, the Board shall elect as a director (to serve until the term of such Purchaser Designee would have expired) a new Purchasers' Designee who has been designated by TWCP in an additional Purchasers' Designee Notice that has been provided to the Company at least seven (7) days prior the date of a regular meeting of the Board. TWCP shall nominate each Purchasers' Designee pursuant to an additional Purchasers' Designee Notice in advance of each meeting of shareholders at which such Purchasers' Designee is to be elected.

          (c)  TWCP shall provide notice to the Company (the "Purchasers'
                                                              -----------
Designee Notice") as required by Section 4.6(a) above for each Purchasers'
---------------
Designee, which notice shall contain the following information: (i) the name of the Person it has designated to become director, and (ii) all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Purchasers' Designee. Subject to Section 4.6(c) below, the Purchasers' Designee may be any person designated by TWCP, including persons who are officers, directors or employees of the Purchasers or their Affiliates.

          (d) The Company agrees to include the Purchasers' Designee to be added to or retained on the Board pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's shareholders for election as director and shall use its reasonable efforts to cause the election or reelection of a Purchasers' Designee to the Board at each meeting of shareholders at which the Purchasers' Designee is up for election, including soliciting proxies in favor of the election of such Persons, it being understood that efforts consistent with those used for other members of the slate recommended by the Board shall be deemed reasonable. In the event that, notwithstanding the provisions of this Section 4.6(d), the Purchasers' Designee is not elected to the Board then, at the written request of TWCP made within 30 days after the date of the shareholder meeting at which the Purchasers' Designee was not elected, the Company shall cause, at the request of TWCP, the appointment of the Purchaser's Designee or any other Person designated by TWCP, as a non-voting observer (a "Non-Voting Observer") to the Board of the Company;
                             -------------------
it being understood that TWCP may from time to time change the designation of such Non-Voting Observer. The Company shall afford to any Purchasers' Designee who serves as a Non-Voting Observer, on as nearly equivalent basis as is possible (other than the right to vote) as would have been the case if the Purchasers' Designee had been elected to the Board, the opportunity to meaningfully participate in, express views with respect to and have influence on the deliberations of the Board, including through receipt, at the same time as the Board receives the same, of all information and material as is distributed to the Board.

               (e) So long as the Purchasers and their Affiliates beneficially own in the aggregate Preferred Stock, Warrants and Common Shares exceeding the Ownership Threshold, without the prior written consent of TWCP, the Board of Directors shall not amend the provisions of the by-laws of the Company, as amended in accordance with Section 5.2(x) specifying that the size of the entire Board shall consist of eight members.

               (f) So long as the Purchasers and their Affiliates beneficially own in the aggregate Preferred Stock, Warrants and Common Shares exceeding the Ownership Threshold, TWCP shall have the right to consult with and advise management of the Company on significant business issues, including finances and accounts of the Company and management's proposed annual operating plans, and meet with management at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans subject to the execution of a mutually acceptable non-disclosure agreement. The Company agrees to consider the advice given and any proposals made by TWCP, provided the Company should be under no obligation to accept or follow such advice.

               (g) The rights set forth in this Section 4.6 are intended to satisfy the requirement of contractual management rights for purposes of qualifying TWCP's interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose as to TWCP, the Company and the Purchasers shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

               (h) Unless otherwise agreed by the Company, the Purchasers shall cause the Purchasers' Designee then serving on the Board or as a Non-Voting Observer to resign from the Board or as a Non-Voting Observer immediately at any time after the Purchasers and their Affiliates beneficially own in the aggregate Preferred Stock, Warrants and Common Shares less than the Ownership Threshold.

          4.7. Committees. (a) The Preferred Stock Designee or Purchaser's
               ----------
Designee, as the case may be, shall be granted representation (as of the Closing
Date) on all Board committees, including the audit and compensation committees. In the event that a Non-Voting Observer is serving on the Board as the representative for the Purchasers, such Non-Voting Observer shall be afforded, on as nearly equivalent basis as is possible (other than the right to vote) the opportunity to meaningfully participate in and express views with respect to the deliberations of the committees.

          (b) The Board will not establish an executive committee authorized to exercise the power of the Board generally unless the Purchasers are granted representation on such committee proportional to its representation on the Board, nor will the Board establish or employ committees (unless the Purchasers are granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Purchasers under this Agreement to representation on the Board.

          4.8.  Certificate of Designation. The Company shall, prior to or
                --------------------------
concurrently with the Closing, cause the Certificate of Designation to be filed with the Secretary of State of the State of Delaware as set forth in the form of the Certificate of Designation attached hereto as Exhibit 2.2.

          4.9.  Cooperation. Each of the Purchasers and the Company agrees to
                -----------
use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

          4.10. Covenants to Provide Information. The Company covenants and
                --------------------------------
agrees with each Purchaser that so long as the Purchasers and their Affiliates own in the aggregate Preferred Shares, Warrants and Common Shares in excess of the Ownership Threshold, the Company shall deliver to each Purchaser:

          (a)   Within 45 days after the end of each quarterly fiscal period,
(i) unaudited balance sheets and an income statement as of the end of such period, together with statements of retained earnings and cash flow for such period ("Quarterly Financials"), together with such analysis and comparisons to
         --------------------
budget as are routinely provided to the Board.

          (b) Within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing, (i) audited balance sheets and an income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized national firm of independent accountants selected by the Board of Directors of the Company as presenting fairly the financial position and results of operations of the Company and as having been prepared in accordance with GAAP consistently applied, including their opinion thereon in the form included in the Company's Annual Report on Form 10-K, and (ii) the accounting firm's management letter.

          (c) Promptly upon becoming available, (i) copies of all financial statements, reports, material press releases, notices, proxy statements and other documents sent by the Company to its shareholders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with any securities regulatory agency or any securities exchange and
(ii) any other financial or other
information available to management of the Company as the Purchasers shall have reasonably requested on a timely basis.

          (d) If for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then, in respect of such period, the financial statements and information delivered pursuant to the foregoing paragraphs (a), (b) and (c) of this Section 4.10 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

          (e) At least 30 days prior to the beginning of each fiscal year, an annual budget for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual budget.

          (f) Promptly (but in any event within ten business days) after the discovery or receipt of notice of (i) any default under any material agreement to which the Company and/or any of its Subsidiaries is a party, which default could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries, (ii) any other event which could reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), results of operations, or business of the Company or any of its Subsidiaries (including, without limitation, the filing of any material litigation against the Company or any of its Subsidiaries a statement certified by a senior executive officer of the Company specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto.

          (g) With reasonable promptness, such other information and financial data concerning the Company as the Purchasers may reasonably request.

          4.11. Reserve Shares. The Company will at all times reserve and keep
                --------------
available, solely for issuance and delivery upon conversion of the Preferred Stock and the exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Preferred Stock and exercise of the Warrants at the time outstanding. All Common Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants shall be duly authorized and, when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.

          4.12. Notice of Breach. From the date hereof through the Closing, as
                ----------------
promptly as practicable, and in any event not later than two business days after senior management of the Company becomes aware thereof, the Company shall provide the Purchasers with written notice of (a) any representation or warranty of the Company contained in this Agreement or any other Transaction Document being untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement or any other Transaction Document.

          4.13. Transfer Taxes. The Company shall be responsible for liability
                --------------
with respect to any transfer, stamp or similar Taxes which may be payable in connection with the execution, delivery and performance of this Agreement including, without limitation, any such Taxes with respect to the issuance of the Preferred Stock, the Warrants or the Common Shares.

          4.14. Indemnification. So long as a Preferred Designee is a director,
                ---------------
except for amendments or modifications required by Law, the Company shall not amend or modify any rights to indemnification now existing in favor of the present and former directors, officers or employees of the Company and its Subsidiaries provided in the certificate of incorporation and by-laws of the Company or any Subsidiary in a manner adverse to any such director, officer or employee, and the Company shall maintain officers' and directors' liability insurance carrying the directors of the Company with coverage no less favorable than presently in effect.

          4.15. Use of Proceeds. The proceeds from the sale of the Preferred
                ---------------
Stock and Warrants shall be used for general corporate purposes as shall be determined by the Board of Directors.

          4.16. Registration Rights Agreement. The Company will use its
                -----------------------------
reasonable best efforts prior to Closing to amend and restate the Registration Rights Agreement and the amended and restated registration rights agreement, dated May 6, 1996, as amended (the "Existing Rights Agreement"), so that all of
                                    -------------------------
the registrable securities under both agreements are covered by a single agreement, the terms of which are approved by the mutual consent of the Company and the requisite holders of registrable securities under each of the Registration Rights Agreement and the Existing Rights Agreement.

          4.17. Future Issuances. The Company agrees that it shall be a
                ----------------
condition of its issuance of any additional Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) pursuant to any employee benefit plan (other than the issuance of additional shares of Common Stock upon exercise of options outstanding as of the date hereof) that the person receiving such securities, if after receipt thereof such person beneficially owns in excess of 1% of the outstanding shares, to agree not to effect any public sale or distribution of equity securities of the Company, including any public sale pursuant to Rule 144 under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing thirty days prior to and ending 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration under the Registration Rights Agreement.

                                   ARTICLE V

                                  CONDITIONS

          5.1.  Conditions to Obligations of the Purchasers and the Company. The
                -----------------------------------------------------------
respective obligations of the Purchasers and the Company to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions to be consummated at the Closing;

                (ii) Any waiting period (and any extension thereof) under the HSR Act applicable to this Agreement and the transactions contemplated hereby shall have expired or been terminated; and

                (iii)  Any material required filings or Consents set forth on
     Schedule 5.1(iii), if any, shall have been made or obtained.

          5.2.  Conditions to Obligations of the Purchasers. (a) The obligation
                -------------------------------------------
of the Purchasers to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by the Purchasers at or prior to the Closing of each of the following conditions:

                (i) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality and Material Adverse Effect qualifications) as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect,

                (ii) The Company in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

                (iii) The Company shall have delivered to the Purchasers an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (i) and (ii) of this Section 5.2;

                (iv) The Designated Shareholders and the Company shall have entered into Management Stockholders Agreements in the form of Exhibit 5.2(iv) (the "Shareholders Agreements"), with each of Mark K. Ruport,
                   -----------------------
     Steven M. Johnson, James Hale, Thomas M. Rafferty, Marc R. Fey and Jeanne
     C. Logozzo and the Shareholders Agreements shall be in full force and effect;

                (v) The Company shall have executed and delivered a Registration Rights Agreement in the form of Exhibit 5.2(v) (the "Registration Rights Agreement"), and the Registration Rights Agreement
      -----------------------------
     shall be in full force and effect;

                (vi) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect;

                (vii) The Shares initially issuable upon conversion or exercise, as the case may be, of the Preferred Stock and Warrants shall have been duly authorized and reserved for issuance and such Shares shall have been listed on the NASDAQ, subject to official notice of issuance;

                (viii) The Purchaser shall have received at the Closing an opinion of the E*Law Group, outside counsel to the Company, in the form of
     Exhibit 5.2(viii);

                (ix) There shall not have occurred since September 30, 1999 any change or development or series of changes or developments (including without limitation as a result of any change in the Law) which has resulted in or could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect; and

                (x) The Board of Directors shall have amended the by-laws of the Company to provide that (i) the Board of Directors consists of eight directors, one of whom shall be the Preferred Designee and (ii) the provisions of the Certificate of Designation, to the extent inconsistent with the by-laws, shall be expressly controlling.

          5.3.  Conditions to Obligations of the Company. The obligation of the
                ----------------------------------------
Company to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                (a) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality and/or Material Adverse Effect qualifications) as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the ability of the Purchasers to fulfill their obligations hereunder;

               (b) The Purchasers in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing, disregarding for this purpose all references in such covenants and agreements to any materiality or similar qualifications;

               (c) The Purchasers shall have delivered to the Company an officer's certificate certifying as to the Purchasers' compliance with the conditions set forth in clauses (a) and (b) of this Section 5.3.

                                  ARTICLE VI

                                  TERMINATION

          6.1.  Termination. This Agreement may be terminated at any time prior
                -----------
to the Closing, upon written notice of such termination by the terminating party to the other party setting forth the basis for such termination:

                (a) by mutual written consent of the Company and the Purchasers at any time prior to the Closing; or

                (b) by either the Purchasers or the Company if the Closing shall not have been consummated by March 15, 2000 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                (c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                (d) by the Purchaser or the Company, (i) if any representation or warranty of the other set forth in this Agreement shall be untrue in any material respect when made to the extent that such first party did not have actual knowledge of such breach as of the date of this Agreement, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement, in each case which would constitute a failure of the condition to Closing of the first party (either (i) or (ii) above being a "Terminating Breach"); provided, that,
                                         ------------------    --------
if such Terminating Breach is curable within ten business days after notice of a party's intent to terminate this Agreement, through the exercise of reasonable efforts, and for so long as the other party continues to exercise such reasonable efforts during such ten business day cure period, the termination shall be effective immediately following notice and such ten business day cure period and only if the Terminating Breach is not cured as of such time.

          6.2.   Effect of Termination. In the event of the termination of this
                 ---------------------
Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto provided that Sections 7.2, 8.3, 8.8, 8.13, 8.14 and 8.15 and this Section 6.2 shall survive any termination of this Agreement.

                                  ARTICLE VII

                          SURVIVAL; CERTAIN REMEDIES

          7.1.   Survival. If the Closing shall occur, the representations and
                 --------
warranties of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall expire on the tenth business day following the date the Company files with the SEC its Form 10-K for the fiscal year ended December 31, 2000, except that the representations and warranties set forth in Sections 2.11, 2.12 and 2.14(c), shall survive until the expiration of the applicable statute of limitations (including any extensions thereof). After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article VII. The covenants and agreements of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall survive the Closing until performed in accordance with their terms.

          7.2.   Indemnification. (a) The Company shall indemnify, defend and
                 ---------------
hold harmless the Purchasers, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Purchasers' Indemnified Person") from and against all Losses
                 ------------------------------
incurred or suffered by a Purchaser Indemnified Person arising from (i) the breach of any of the representations or warranties made by the Company in this Agreement or any other Transaction Document (without giving effect to any qualification as to materiality or Material Adverse Effect contained in such representations and warranties), (ii) the breach of any covenant or agreement made by the Company in this Agreement or any other Transaction Document or (iii) any claims, investigations or litigation brought by any Person or Governmental Entity related to the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, no indemnification payment by the Company to the Purchasers pursuant to this Section 7.2(a) with respect to any Losses otherwise payable hereunder pursuant to clause (i) above as a result of any one or more breaches of the representations made by the Company in this Agreement or any other Transaction Document shall be payable (x) until such time or the cumulative Losses directly or indirectly incurred or suffered by the Purchasers shall exceed $1,000,000 (the "Purchasers'
                                                         ----------
Deductible") and then, (y) only to the extent the Purchasers' Losses exceed such
----------
Purchasers' Deductible and (z) up to a maximum of $15,000,000.

          (b) A party seeking indemnification under this Section 7.2 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a notice of claim relating to such Loss (a "Claim Notice"). Each
                                                         ------------
Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnification is sought.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1.   Defined Terms; Interpretations. The following terms, as used
                 ------------------------------
herein, shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to such term in
                  ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                 "Agreement" shall have the meaning ascribed thereto in the
                  ---------
preamble.

                 "Board" or "Board of Directors" shall mean the Board of
                  -----      ------------------
Directors of the Company.

                 "Certificate of Designation" shall have the meaning ascribed
                  --------------------------
thereto in Section 2.2.

                 "Closing" shall have the meaning ascribed thereto in Section
                  -------
1.2(a).

                 "Closing Date" shall have the meaning ascribed thereto in
                  ------------
Section 1.2(a).

                 "Code" shall mean the Internal Revenue Code of 1986, as
                  ----
amended.

                 "Commitments" shall have the meaning ascribed thereto in
                  -----------
Section 2.15.

                 "Common Shares" shall have the meaning ascribed thereto in
                  -------------
Section 2.2.

                 "Common Stock" shall have the meaning ascribed thereto in the
                  ------------
recitals.

                 "Company" shall have the meaning ascribed thereto in the
                  -------
preamble.

                 "Company Affiliates" shall have the meaning ascribed thereto in
                  ------------------
Section 4.2.

                 "Company Intellectual Property" shall mean all Intellectual
                  -----------------------------
Property which is used or is proposed to be used by the Company in its business as currently conducted.

                 "Compensation and Benefit Plans" shall mean all material bonus,
                  ------------------------------
vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other material employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing or pursuant to which the Company or any of its Subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise.

                 "Consents" shall have the meaning ascribed thereto in Section
                  --------
4.4.

                 "Designated Shareholders" shall mean Mark K. Ruport, Steven M.
                  -----------------------
Johnson, James Hale, Thomas M. Rafferty, Marc R. Fey and Jeanne C. Logozzo.

                 "DGCL" shall mean the Delaware General Corporation Law.
                  ----

                 "Encumbrances" shall have the meaning ascribed thereto in
                  ------------
Section 2.1(b).

                 "Environmental Claim" shall mean any and all administrative or
                  -------------------
judicial actions, suits, demands, information requests, directives, claims, liens, investigations, proceedings or notices of noncompliance, violation or status as a potentially responsible person or otherwise liable party by any Person (including any Governmental Entity) relating to or alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, response costs, removal costs, natural resources damages, property damages, personal injuries, fines or penalties) relating to (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to any Environmental Laws.

                 "Environmental Laws" shall mean, all applicable federal, state
                  ------------------
and local laws, rules, requirements, regulations and judicial or administrative opinions, orders or decrees, and any common law causes of action, in each case relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human or employee health or safety including, without limitation, laws and regulations relating to Releases of Hazardous Materials.

                 "Environmental Permits" shall have the meaning ascribed thereto
                  ---------------------
in Section 2.14(d)(ii).

                 "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
of 1974, as amended.

                 "ERISA Affiliate" shall mean each business or entity which is a
                  ---------------
member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with the Company or any of its Subsidiaries within the meaning of Article 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Article 414(o) of the Code, or is under "common control" with the Company, within the meaning of Article 4001(a)(14) of ERISA, and the regulations promulgated and proposed thereunder.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934,
                  ------------
as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.

                 "Existing Rights Agreement" shall have the meaning ascribed
                  -------------------------
thereto in Section 4.16.

                 "GAAP" shall have the meaning ascribed thereto in Section 2.5.
                  ----

                 "Governmental Entity" shall mean any supernational, national,
                  -------------------
foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                 "Hazardous Materials" means (A) any petroleum or any by-
                  -------------------
products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation or electromagnetic field radiation; (B) any chemicals, materials or substances which are included in the definition of "wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, regulated under any Environmental Law.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
                  -------
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

               "Intellectual Property" shall mean (i) all inventions and
                ---------------------
discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith and, to the extent any applications constitute intent-to-use applications for which no verified statement of use has been filed, the business, or portion thereof, pertaining thereto, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information (including ideas, research and development, formulas, compositions, manufacturing and production process and techniques, methods, schematics, technology, flow charts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all management information systems, (viii) all other proprietary rights, (ix) all copies and tangible embodiments thereof (in whatever form or medium), and (x) all licenses, sublicenses, permissions, and agreements in connection therewith.

                 "IRS" shall mean the Internal Revenue Service.
                  ---

                 "Knowledge", with respect to the Company, shall mean the actual
                  ---------
knowledge of each member of the Board of Directors of the Company and the actual knowledge, after reasonable inquiry, of each executive officer of the Company.

                 "Laws" shall include all foreign, federal, state, and local
                  ----
laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law, including, without limitation, (i) any of the foregoing promulgated by any Governmental Entity and (ii) Environmental Laws.

                 "Leased Real Property" shall mean the real property leased or
                  --------------------
subleased by the Company or any Subsidiary, together with, to the extent leased or subleased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                 "Licenses" shall have the meaning ascribed thereto in Section
                  --------
2.14(a).

                 "Litigation" shall have the meaning ascribed thereto in Section
                  ----------
2.7.

                 "Losses" shall mean each and all of the following items:
                  ------
claims, losses, liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts).

                 "M&A Transaction" shall have the meaning ascribed thereto in
                  ---------------
Section 4.2.

                 "Material Adverse Effect" shall mean a material adverse effect
                  -----------------------
on the business, operations, results of operations, assets, financial condition or prospects of the Company and its Subsidiaries taken as a whole, it being understood and agreed that for purposes of this Agreement, adverse events or circumstances which result from general economic or financial market conditions or conditions generally affecting the industry in which the Company operates shall not constitute a Material Adverse Effect.

                 "Multi-Employer Plan" shall have the meaning ascribed thereto
                  -------------------
in Section 2.12(c).

                 "NASDAQ" shall mean the National Association of Securities
                  ------
Dealers Automated Quotation National Market System.

                 "Owned Real Property" shall mean the real property owned by the
                  -------------------
Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                 "Permitted Encumbrances" shall mean, with respect to any asset,
                  ----------------------
(i) any imperfection of title with respect to such asset which does not materially interfere with the present occupancy or use of such asset and the continuation of the present occupancy or use of such asset; (ii) such covenants, conditions, restrictions, easements, encroachments or Encumbrances that are not created pursuant to mortgages or other financing or security documents, and any other state of facts, which do not, individually or in the aggregate, materially interfere with the present occupancy or use of such asset; (iii) mechanic's, materialmen's, landlord and similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings; (iv) Encumbrances for Taxes not yet delinquent; and (v) Encumbrances securing rental payments under capital lease arrangements; and (vi) Encumbrances securing the Company's indebtedness under the Loan and Security Agreement, dated March 2, 1998, as amended and other capital leases in the ordinary course of business.

                 "Person" shall mean any individual, firm, corporation, trust,
                  ------
limited liability company, partnership, company or other entity, including any Governmental Entity.

                 "Preferred Stock" shall have the meaning ascribed thereto in
                  ---------------
the recitals.

                 "Preferred Stock Designee" shall have the meaning ascribed
                  ------------------------
thereto in Section 4.6(a).

                 "Purchasers" shall have the meaning ascribed thereto in the
                  ----------
preamble and, for purposes of Article II herein, any information delivered to the representatives of such Purchaser shall be deemed received by the Purchasers.

                 "Purchasers' Designee" shall have the meaning ascribed thereto
                  --------------------
in Section 4.6(b).

                 "Purchasers' Designee Notice"  shall have the meaning ascribed
                  ---------------------------
thereto in Section 4.6(c).

                 "Purchasers' Expenses" shall have the meaning ascribed thereto
                  --------------------
in Section 8.2.

                 "Purchasers' Indemnified Person" shall have the meaning
                  ------------------------------
ascribed thereto in Section 7.2(a).

                 "Quarterly Financials" shall have the meaning ascribed thereto
                  --------------------
in Section 4.10(a).

                 "Related Parties" shall mean (i) Affiliates of the Company and
                  ---------------
(ii) directors or officers of the Company and their Affiliates (including any family members of directors and officers), but shall not include the Subsidiaries or the directors or officers of the Subsidiaries (except for directors or officers of the Subsidiaries who are also directors or officers of the Company).

                 "Release" shall means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata).

                 "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

                 "SEC" shall mean the Securities and Exchange Commission.
                  ---

                 "SEC Reports" shall have the meaning ascribed thereto in
                  -----------
Section 2.4.

                 "Securities Act" shall mean the Securities Act of 1933, as
                  --------------
amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                 "Shareholders Agreement" shall have the meaning ascribed
                  ----------------------
thereto in Section 5.2(a)(iv).

                 "Subsidiaries" shall have the meaning ascribed thereto in
                  ------------
Section 2.1(b).

                 "Subsidiary" shall have the meaning ascribed thereto in Section
                  ----------
2.1(b).

                 "Systems" shall have the meaning ascribed thereto in Section
                  -------
2.21(a).

                 "Tax" and "Taxes" shall mean any federal, state, local or
                  ---       -----
foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, (including any taxes of any other Person owing by contract, as a transferee or successor, under Treas. Reg. (S) 1.1502-6 or analogous state, local, or foreign law provision, or otherwise) together with any interest, penalty or additions to tax, imposed by any Governmental Entity.

                 "Terminating Breach" shall have the meaning ascribed thereto in
                  ------------------
Section 6.1(d).

                 "Third Party" shall mean any Person (or group of Persons) other
                  -----------
than the Purchasers.

                 "Transaction Documents" shall mean this Agreement, the
                  ---------------------
Shareholders Agreement, the Certificate of Designation, the Registration Rights Agreement, the Warrant Agreement, the certificates evidencing the shares of Preferred Stock and Warrants purchased hereunder and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.

                 "Warrant Agreement" shall have the meaning ascribed thereto in
                  -----------------
Section 1.2(b).

                 "Warrants" shall have the meaning ascribed thereto in the
                  --------
recitals.

          8.2.   Fees and Expenses. Only in the event of and at the Closing, as
                 -----------------
an adjustment to the Purchase Price, the Company shall reimburse the Purchasers in cash for its fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of its attorneys, accountants, consultants and other advisors) (collectively, "Purchasers' Expenses"); provided, however, that the portion of
                ----------  --------    --------  -------
the Purchasers' Expenses for which Purchasers are reimbursed shall not exceed $175,000 in the aggregate.

          8.3.   Public Announcements. The Purchaser and the Company shall
                 --------------------
consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided,
                                                                --------
however, that a party may, without the prior consent of the other party, issue
-------
such press release or make such public statement as may upon the advice of counsel be required by Law or the rules and regulations of the NASDAQ, if it has used reasonable efforts to consult with the other party prior thereto.

          8.4.   Restrictive Legends. No shares of Preferred Stock, Warrants or
                 -------------------
Common Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE
          SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR
          OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE
          REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          8.5.   Further Assurances. At any time or from time to time after the
                 ------------------
Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

          8.6.   Successors and Assigns. This Agreement shall bind and inure to
                 ----------------------
the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers, provided that the Company may not assign its rights or obligations
            --------
under this Agreement to any Person without the prior written consent of the Purchasers, and provided further that the Purchasers may not assign its rights
                -------- -------
or obligations under this Agreement to any Person (other than a direct or indirect wholly-owned Affiliate of the Purchasers) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of Preferred Stock, Warrants or Shares are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock, Warrants or Shares.

          8.7.   Entire Agreement. This Agreement and the other Transaction
                 ----------------
Documents and the Confidentiality Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          8.8.   Notices. All notices, requests, consents and other
                 -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                 (i)   if to the Company, to:

                       Optika Inc.
                       7450 Campus Drive, 2/nd/ Floor
                       Colorado Springs, Colorado 80920
                       Telecopy: (719) 531-0199
                       Attention: Steven Johnson
                                  Vice President and Chief Financial Officer

                       with a copy to (which shall not constitute notice):

                       E*Law Group
                       3555 W. 110/th/ Place
                       Westminster, Colorado 80031
                       Telecopy: (303) 410-0468
                       Attention: Jeremy W. Makarechian, Esq.

                       and to:

                       Morrison & Foerster LLP
                       370 17/th/ Street, Suite 5200
                       Denver, Colorado 30202
                       Telecopy: (303) 592-1510
                       Attention: Warren L. Troupe, Esq.

               (ii)    if to the Purchasers,

                       Thomas Weisel Capital Partners, L.P.
                       c/o Thomas Weisel Capital Partners, L.L.C.
                       One Montgomery Street, Suite 3700
                       San Francisco, California 94104
                       Telecopy: (415) 364-2698
                       Attention: Marianne Winkler

                    RKB Capital, L.P.
                    150 West Lake Street
                    Wayzata, Minnesota  55391
                    Telecopy: (612) 404-9266
                    Attention: Peter Schleider

                    with copies to (which shall not constitute notice):

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York  10004
                    Telecopy: (212) 859-8587
                    Attention: F. William Reindel, Esq.

                 All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

          8.9.   Amendments. The terms and provisions of this Agreement may be
                 ----------
modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Purchasers. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any consent or waiver (whether or not contemplated by this Agreement) to be made by the Purchasers shall be made by a majority in interest of the Purchasers on behalf of all the Purchasers.

          8.10.  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          8.11.  Headings. The headings of the sections of this Agreement have
                 --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          8.12.  Nouns and Pronouns. Whenever the context may require, any
                 ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

          8.13.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

          8.14.  Submission to Jurisdiction. Each of the parties hereto hereby
                 --------------------------
irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          8.15.  Waiver of Jury Trial. THE COMPANY AND THE PURCHASERS HEREBY
                 --------------------
WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.

          8.16.  Severability. Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              OPTIKA INC.

                              By: ___________________________
                                  Name:
                                  Title:



              [Optika Signature Page - Stock Purchase Agreement]

PURCHASERS
----------
                    Thomas Weisel Capital Partners, L.P.

                    By: Thomas Weisel Capital Partners LLC, its general partner

                    By: Thomas Weisel Partners Group LLC, Its managing member

                    By: ___________________________________
                        Name:
                        Title:

                    TWP CEO Founders' Circle (AI), L.P.

                    By: Thomas Weisel Capital Partners LLC, its general partner

                    By: Thomas Weisel Partners Group LLC, Its managing member

                    By: ___________________________________
                        Name:
                        Title:

                    TWP CEO FOUNDERS' CIRCLE (QP), L.P.

                    By: Thomas Weisel Capital Partners LLC, its general partner

                    By: Thomas Weisel Partners Group LLC, Its managing member

                    By: ___________________________________
                        Name:
                        Title:

                    THOMAS WEISEL CAPITAL PARTNERS EMPLOYEE FUND, L.P.

                    By: Thomas Weisel Capital Partners LLC, its general partner

                    By: Thomas Weisel Partners Group LLC, Its managing member

                    By: ___________________________________
                        Name:
                        Title:

                    TWP 2000 C0-INVESTMENT FUND, L.P.

                    By: Thomas Weisel Capital Partners LLC, its general partner

                    By: Thomas Weisel Partners Group LLC, Its managing member

                    By: ___________________________________
                        Name:
                        Title:



         [Purchasers Signature Page - Securities  Purchase Agreement]

PURCHASERS
----------
                    RKB CAPITAL, L.P.

                    By: ___________________________________
                        Name: Peter Schleider
                        Title: General Partner



         [Purchasers Signature Page - Securities  Purchase Agreement]

                                                                 Exhibit 5.2(iv)
                                                                 ---------------

                   FORM OF MANAGEMENT STOCKHOLDER AGREEMENT

          MANAGEMENT STOCKHOLDERS AGREEMENT, dated February 9, 2000 (this "Agreement"), among [Mark K. Ruport, Steven M. Johnson, James Hale, Thomas M. Rafferty, Marc R. Fey and Jeanne C. Logozzo] (the "Management Stockholder") and Thomas Weisel Capital Partners, L.P. ("TWCP"), TWP CEO Founders' Circle (AI), L.P., CEO Founders' Circle (QP), L.P., Thomas Weisel Capital Partners Employee Fund, L.P., TWP 2000 Co-Investment Fund, L.P. (collectively, "Purchasers").

          WHEREAS, Optika Inc., a Delaware corporation (the "Company"), and Purchasers, are contemporaneously herewith entering into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which provides, among other things, for the acquisition by Purchasers of certain securities of the Company upon the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined have the meaning set forth in the Purchase Agreement);

          WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchasers have requested that the Management Stockholder make certain agreements with respect to the shares of Common Stock owned of record or beneficially (including shares of Common Stock issuable upon the exercise of any outstanding options) by the Management Stockholder as of the date hereof or acquired hereafter (the "Shares"), upon the terms and subject to the conditions hereof; and

          WHEREAS, in order to induce Purchasers to enter into the Purchase Agreement, the Management Stockholder is willing to make certain agreements with respect to the Shares.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

               1. The Management Stockholder hereby represents and warrants that the shares of Common Stock and shares of Common Stock underlying options indicated next to the Management Stockholder's signature below are all of the Shares owned of record or beneficially by the Management Stockholder as of the date hereof. Except as otherwise provided herein, from the date hereof until the [six month] [one year [only applies to Mark Ruport]] anniversary of the date hereof, the Management Stockholder agrees not to sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of, any Shares (a "Transfer") without the consent of the Purchasers. This restriction on Transfers will terminate automatically if the Management Stockholder's employment with the Company terminates.

               2. (a) The Purchasers hereby consent to Transfers by the Management Stockholder to:

                         (i) any spouse, parent, issue (in direct line of descent), brother or sister of the Management Stockholder, or

                         (ii) a trust solely for the benefit of the Management Stockholder, any spouse, parent, issue (in direct line of descent), brother or sister of the Management Stockholder, or

                         (iii) any corporation, partnership or other entity
                    (other than a trust) (an "Entity") which is controlled by the Management Stockholder, or

                         (iv) to any donee or donees as a bona fide gift or gifts.

(the person or persons to which the Shares are transferred in accordance with this Section 2[(a)] being herein referred to as the "Permitted Transferee"); provided, that, for any Transfer to the Permitted Transferee to be effective hereunder, (1) the Permitted Transferee (which, in the case of a trust, shall include each person having authority to sell or dispose of such Shares proposed to be transferred to the trust) shall agree with the Purchasers in writing to be bound by all the terms of this Agreement applicable to the Management Stockholder as if the Permitted Transferee originally had been a party to this Agreement; and (2) all of the holders of any interest in any Entity Permitted Transferee shall agree with the Purchasers in writing not to transfer any interest they then own or may hereafter acquire in the Entity Permitted Transferee except to a person described in paragraph (i), (ii) or (iii) above with has made the same agreement in writing to the Purchasers, so long as the Entity Permitted Transferee shall own any shares of Shares. Any reference herein to the Management Stockholder shall also be to the Permitted Transferee from and after the date the transfer is effected in accordance with this Section 2.

                    [(b)] Limited Transfer Exemption. Notwithstanding any other
                          --------------------------
provision of this Agreement to the contrary, [Mark K. Ruport may Transfer up to 40,000 Shares during the six month period following the date hereof and up to an additional 40,000 Shares within the six month period thereafter]. [Steven M. Johnson][Marc R. Fey][may transfer up to 40,000 Shares during the six month period following the date hereof.]

                    3.    Holdoff Agreement. For so long as the Management
                          -----------------
Stockholder owns beneficially or of record 1% or more of the Common Stock of the Company (including shares issuable upon exercise of options), the Management Stockholder agrees not to effect any public sale or distribution of equity securities of the Company, including any public sale pursuant to Rule 144 under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing thirty days prior to and ending 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration under the Registration Rights Agreement to be entered into among the Purchasers and the Company and the other parties thereto.

                    4.    Specific Performance. The Management Stockholder
                          --------------------
acknowledges and agrees that if the Management Stockholder fails to perform any obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Purchasers for which money damages would not be an adequate remedy. In such event, the Management Stockholder agrees that the Purchasers shall have the right, in addition to any other rights they may have, to specific performance of this Agreement. Accordingly, if the Purchasers should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Management Stockholder hereby waives the claim or defense that the Purchasers have an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Management Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          5.   Parties in Interest.  This Agreement shall inure to the benefit
               -------------------
of and be binding upon the parties named herein and their respective successors and assigns.

          6.   Entire Agreement; Amendments.  This Agreement contains the entire
               ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matter. This Agreement may be amended only in writing.

          7.   Governing Law.  This agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.

          8.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the day and year first above written.



                    Management Stockholder Common Stock: _______________

                    Management Stockholder Option Shares: ______________



                    By: ________________________________________________
                         Management Stockholder

          THOMAS WEISEL CAPITAL PARTNERS, L.P.
          By:  Thomas Weisel Capital Partners LLC, its general partner
          By:  Thomas Weisel Partners Group LLC, its managing member



          By:  _____________________________________________
               Name:
               Title:


          TWP CEO FOUNDERS' CIRCLE (AI), L.P.
          By:  Thomas Weisel Capital Partners LLC, its general partner
          By:  Thomas Weisel Partners Group LLC, its managing member



          By:  ____________________________________________
               Name:
               Title:


          TWP CEO FOUNDERS' CIRCLE (QP), L.P.
          By:  Thomas Weisel Capital Partners LLC, its general partner
          By:  Thomas Weisel Partners Group LLC, its managing member


          By:  ____________________________________________
               Name:
               Title:


          THOMAS WEISEL CAPITAL PARTNERS EMPLOYEE FUND, L.P.
          By:  Thomas Weisel Capital Partners LLC, its general partner
          By:  Thomas Weisel Partners Group LLC, its managing member


          By:  ___________________________________________
               Name:
               Title:

               TWP 2000 C0-INVESTMENT FUND, L.P.
               By:  Thomas Weisel Capital Partners LLC, its general partner
               By:  Thomas Weisel Partners Group LLC, its managing member


               By:  __________________________________________
                    Name:
                    Title: